                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-95631, Registration Statement No. 333-28253 and Registration Statement No. 333-57855 of PanAmSat Corporation on Form S-8 of our report dated January 10, 2002 (March 7, 2002 as to the PAS-7 Insurance Claim described in Note 4, and the Refinancing described in Note 5), appearing in this Annual Report on Form 10-K of PanAmSat Corporation for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP

Stamford, Connecticut
March 11, 2002